As filed with the Securities and Exchange Commission on November 26, 1996

                       Registration No. 33-50371


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 1 TO
                               FORM S-8

                        Registration Statement
                                 Under
                      The Securities Act of 1933

                        ARVIN INDUSTRIES, INC.
        (Exact name of registrant as specified in its charter)

           Indiana                              35-0550190
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

                           One Noblitt Plaza
                               Box 3000
                     Columbus, Indiana 47202-3000
               (Address of principal executive offices)

            ARVIN INDUSTRIES, INC. 1988 STOCK BENEFIT PLAN

                       (Full title of the plan)

                         Mr. Ronald R. Snyder
             Vice President - General Counsel & Secretary
                        Arvin Industries, Inc.
                           One Noblitt Plaza
                               Box 3000
                     Columbus, Indiana 47202-3000
                (Name and address of agent for service)

                            (812) 379-3000
     (Telephone number, including area code, of agent for service)

             Please direct communications concerning this
                      Registration Statement to:

                         Linda Jeffries Wight
                         Schiff Hardin & Waite
                           7200 Sears Tower
                     Chicago, Illinois 60606-6473
                            (312) 258-5619



APPROXIMATE DATE OF PROPOSED SALE: From time to time in accordance with the terms of the Plan.



                    CALCULATION OF REGISTRATION FEE

    Title of      Amount to     Proposed      Proposed       Amount of
 Securities to        be        Maximum        Maximum     Registration
 be Registered    Registered    Offering      Aggregate         Fee
                               Price Per   Offering Price
                                 Share
Common Shares,
$2.50 par value
_______________    960,000     $28.75 (1)  $27,600,000(1)   $8,625 (2)
Preferred Share
Purchase Rights


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The value attributable to the Preferred Share Purchase Rights is reflected in the value attributable to the Common Shares. The registration fee was calculated at the rate of 1/32 of 1%, the applicable rate at the time the registration statement was originally filed.

(2) In payment of the registration fee, $8,625 was wire transferred to the Securities and Exchange Commission's bank account at Mellon Bank on or about September 22, 1993 in connection with the original filing of this registration statement. Of such amount, $3,301 was actually withdrawn by the SEC. As a result, $5,324 is being paid with this Post-Effective Amendment No. 1. The balance of the registration fee is currently held in the SEC's Mellon Bank account.

     The registrant hereby amends this registration statement to amend the full title of the Plan to which this registration statement relates, the information set forth in the Calculation of Registration Fee box, the registration statement which is incorporated by reference herein, and Part II of the registration statement.


     This Post-Effective Amendment No. 1 to this registration statement is being filed by the registrant to amend (1) the title of the plan to which this registration statement relates, (2) the information set forth in the Calculation of Registration Fee box, (3) the registration statement on Form S-8 hereby incorporated by reference, and (4) Part II of this registration statement, to eliminate Items 5, 6 and 9 and amend the Exhibits filed herewith.

                                *  *  *

      The contents of the registration statement on Form S-8 (File No. 33-21717) filed by the registrant with the Securities and Exchange Commission on May 6, 1988 registering its Common Shares, $2.50 par value per share, issuable pursuant to the Arvin Industries, Inc. 1988 Stock Benefit Plan are hereby incorporated by reference.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      All information required in this registration statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the earlier registration statement of the registrant on Form S-8 (File No. 33-21717) which is incorporated herein by reference.

Item 8. Exhibits.

      The Exhibits filed herewith are set forth on the exhibit index filed as part of this registration statement.



                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on this 31st day of October 1996.

               ARVIN INDUSTRIES, INC.



               By: /s/ Byron O. Pond
               ---------------------
               Byron O. Pond
               Chairman, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                         Date
---------------------    --------------------------    ----------
/s/ Byron O. Pond        Chairman, Chief Executive     10/31/96
---------------------      Officer and Director
  Byron O. Pond


/s/ Richard A. Smith     Vice President--Finance,      10/31/96
---------------------      Chief Financial Officer
  Richard A. Smith         and Director



/s/ William M. Lowe, Jr. Controller and Chief          10/31/96
---------------------      Accounting Officer
  William M. Lowe, Jr.


/s/ James K. Baker       Vice Chairman of              10/31/96
---------------------      the Board
  James K. Baker


/s/ V. William Hunt      President and Director        10/31/96
---------------------
  V. William Hunt



/s/ Joseph P. Allen      Director                      10/31/96
---------------------
  Joseph P. Allen


/s/ Steven C. Beering    Director                      10/31/96
---------------------
  Steven C. Beering


/s/ Joseph P. Flannery   Director                      10/31/96
---------------------
  Joseph P. Flannery


/s/ Ivan W. Gorr         Director                      10/31/96
---------------------
  Ivan W. Gorr


/s/ William D. George    Director                      10/31/96
---------------------
  William D. George


---------------------    Director
  Richard W. Hanselman


/s/ Don J. Kacek         Director                      10/31/96
---------------------
  Don J. Kacek


/s/ Frederick R. Meyer   Director                      10/31/96
---------------------
  Frederick R. Meyer


/s/ Arthur R. Velasquez  Director                      10/31/96
---------------------
  Arthur R. Velasquez

                             EXHIBIT INDEX

Exhibit
Number                        Exhibit
---------------------------------------------
    5                    Opinion of Schiff Hardin & Waite,
                         counsel to registrant

   23.1                  Consent of Schiff Hardin & Waite
                         (included in the opinion referred to in
                         Exhibit 5)

   23.2                  Consent of Price Waterhouse LLP